Exhibit 99.1

BCB Bancorp, Inc. completes acquisition of Pamrapo Bancorp, Inc.

On July 6, 2010, BCB Bancorp, Inc. (“BCB Bancorp”) completed its previously announced acquisition of Pamrapo Bancorp, Inc. (“Pamrapo Bancorp”).

The 100% stock transaction is valued at about $38.8 million based on BCB Bancorp’s July 2, closing share price of $7.87 per share. In accordance with the terms of the merger agreement, each share of Pamrapo Bancorp common stock has been converted into 1.00 share of BCB Bancorp’s common stock. BCB Bancorp common stock continues to be listed on the NASDAQ Global Market under the symbol “BCBP.”

Mark D. Hogan, Chairman of the Board of BCB Bancorp commented on the completion of the merger: “We are pleased to welcome Pamrapo Bancorp’s customers and shareholders into the BCB Bancorp family. We look forward to continuing to provide excellent banking services to the Bayonne community.”

Donald Mindiak, President and Chief Executive Officer of BCB Bancorp added: “With the combination of BCB Bancorp and Pamrapo Bancorp, we are the largest Bayonne based community bank. We believe that the combined bank will be able to provide superior customer service and products to our customers.”

In accordance with the merger agreement, each of BCB Bancorp’s and the BCB Community Bank’s boards of directors appointed Robert A. Hughes and Kenneth D. Walter as directors. In addition, Mr. Walter joined BCB Bancorp’s management team as Chief Financial Officer.

BCB Community Bank presently operates four offices, three located in Bayonne and one located in Hoboken, New Jersey.

Questions regarding the content of this release should be directed to either Donald Mindiak, President & CEO, or Thomas Coughlin, COO & Principal Accounting Officer at 201-823-0700.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers’ businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services.

It also should be noted that the Company occasionally evaluates opportunities to expand through acquisition and may conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur. Furthermore, the timing and occurrence or non-occurrence of these events may be subject to circumstances beyond the Company’s control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.